Exhibit 99.1

Occam Networks Announces Continued Delay in Filing Form 10-K

Provides Business Update

SANTA BARBARA, California – April 17, 2007 – Occam Networks, Inc. (NASDAQ: OCNW) announced today that it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 by today’s 15-day extended filing deadline. As previously disclosed, the Company’s Audit Committee is reviewing the Company’s commitments to provide customers with software, hardware and software maintenance, hardware and software upgrades, training, and other services in connection with customer purchases of the Company’s network equipment. The Audit Committee is considering whether these commitments impact revenue recognition and the adequacy of the Company’s internal controls relating to the documentation of customer commitments as part of the terms and conditions of sale. The Company will file its Form 10-K as soon as practicable following completion of the review described above and consultation with its independent registered public accounting firm. Occam incurred approximately $350,000 in professional fees and expenses in connection with the Audit Committee’s review during the first fiscal quarter ended March 31, 2007, and expects that it will incur significant professional fees and expenses in the second quarter.

Occam also provided the following updates with respect to the development of its business during the first quarter:

•	Occam gained 24 new customers, representing its largest one-quarter increase on record.

•	Customer ordering activity was strong during the quarter.

•	Occam observed continued movement by customers to VoIP and softswitching architectures.

•	Occam believes that IOCs are continuing to make capital expenditures in both copper and fiber products, taking advantage where applicable of RUS and other funding mechanisms.

About Occam Networks, Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer voice, video, and data, or Triple Play, services over both copper and fiber optic networks. Occam solutions give telco service providers flexibility and scalability to continuously expand their offerings, with a simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 200 service providers in North America.

Cautionary Note Regarding Forward-Looking Statements

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks, including statements regarding Occam’s business during the first quarter, statements regarding customer ordering activity, and statements regarding Occam’s impressions of market conditions and capital expenditure trends; the review to be completed by Occam’s Audit Committee; and Occam’s intent to file the Form 10-K as soon as practicable. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those contemplated in forward-looking statements include the following: Occam’s ability to recognize revenues based on first quarter ordering activity will depend on numerous factors, including factors being considered in the course of the Audit Committee’s review, and Occam is not providing any forecast of first quarter revenues and makes no statement whether first quarter revenues will meet analyst or market expectations; the market for copper and fiber products may not continue to be strong in future periods and the trends Occam observed in the first quarter may not continue in future

Occam Announces Continued Delay in Filing Form 10-K

periods as a result of factors outside Occam’s control, including, among other factors, technological changes, reductions in capital expenditures, and changes in the availability or terms of funding for IOC capital equipment purchases; Occam expects to continue to incur professional fees and expenses in connection with the Audit Committee’s review, and these fees and expenses could significantly exceed those incurred in the first quarter; the review by Occam’s independent registered public accounting firm of the results and findings of Occam’s review; the impact, if any, of such results or findings on the historical financial statements of Occam; the implications of the results of the review with respect to the effectiveness of Occam’s internal controls over financial reporting and disclosure controls and procedures; Occam’s inability to timely file reports with the Securities and Exchange Commission and any resulting failure to satisfy NASDAQ continued listing requirements, which could lead to delisting of Occam’s Common Stock; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release. Therefore, any forward-looking statements should be considered in light of various important facts, including the risks and uncertainties listed above, as well as others. Occam makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Chris Farrell	Tim Johnson
Chief Financial Officer	Stearns Johnson Communications
Occam Networks Inc.	+1 415.397.7600
+1 805.692.2900	tjohnson@stearnsjohnson.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.